Exhibit 99.1

NanoString Releases Operating Results for Second Quarter of 2021
SEATTLE - August 4, 2021 - NanoString Technologies, Inc. (NASDAQ:NSTG), a leading provider of life science tools for discovery and translational research, today reported financial results for the second quarter ended June 30, 2021.
Second Quarter Financial Highlights
•Product and service revenue of $33.6 million, 59% year-over-year growth
•Instrument revenue of $11.8 million, 21% year-over-year growth. Instrument revenue includes $7.4 million of GeoMx® Digital Spatial Profiler (DSP) instrument revenue
•Consumables revenue of $18.0 million, 115% year-over-year growth. Consumables revenue includes $3.8 million GeoMx DSP consumables revenue
•Service revenue of $3.8 million, 29% year-over-year growth
•Cash, cash equivalents and short-term investments of $398.0 million at June 30, 2021
“The momentum behind our spatial biology franchise continues to increase with each quarter. We generated record orders for GeoMx DSP systems in the second quarter and the launch of our Whole Transcriptome Atlases have driven a steady increase in GeoMx consumable pull-through. Our Spatial Molecular Imager has been garnering strong interest from a diverse set of researchers, including both existing GeoMx users and single cell researchers who are just beginning to embrace spatial biology," said Brad Gray, president & CEO of NanoString. “Meanwhile, our nCounter franchise achieved a major milestone with our one thousandth instrument placement and we're proud of the continued scientific contribution from nCounter, with customers generating more than 300 new peer-reviewed publications in the second quarter.”
GeoMx DSP
•GeoMx Installed Base: Grew installed base to approximately 190 GeoMx DSP Systems at June 30, 2021, as compared to approximately 65 at June 30, 2020
•GeoMx Mouse Whole Transcriptome Atlas: Began commercial shipments of the GeoMx Mouse Whole Transcriptome Atlas in the second quarter, which provides high throughput RNA profiling in the primary model organism for discovery research
•GeoMx Technology Access Program (TAP): Generated approximately 90 new GeoMx TAP orders in the second quarter, of which over 70% utilized GeoMx Whole Transcriptome Atlas products
•GeoMx Publications: Increased cumulative peer-reviewed publications to approximately 60 as of June 30, 2021, with approximately 10 new publications during the quarter
nCounter
•nCounter Installed Base: Grew installed base to approximately 1,015 nCounter® Analysis Systems at June 30, 2021, as compared to approximately 890 systems at June 30, 2020
•nCounter Publications: Surpassed 4,600 cumulative peer-reviewed publications utilizing nCounter technology at June 30, 2021
•Stem Cell Characterization Panel Launch: Launched the nCounter Stem Cell Characterization Panel for the analysis and optimization of stem cell lines used in the development of potential novel therapeutics
•Parker Institute for Cancer Immunotherapy Collaboration: Announced a collaboration with Parker Institute for Cancer Immunotherapy, which will utilize nCounter technology to characterize cellular therapy regimens that may improve patient outcomes across all cancer types
2021 Outlook
The company updated its revenue outlook for 2021, with results expected as follows:
•GeoMx DSP revenue of $48 to $50 million, as compared to previous guidance of $45 to $50 million, based on strong consumable utilization at NGS-enabled sites
•nCounter revenue, inclusive of all service revenue, of $95 to $97 million, as compared to previous guidance of $95 to $100 million, reflecting strong demand in North America partially offset by a slower pace of pandemic recovery in EMEA and APAC
•Total product and service revenue of $143 to $147 million, as compared to previous guidance of $140 to $150 million
The company reiterated its full-year outlook on gross margin, operating expenses and adjusted EBITDA.
Second Quarter Financial Results
We have elected to present selected non-GAAP, or adjusted, financial measures, including Adjusted EBITDA. These adjusted financial measures are calculated excluding certain items that may make it more challenging to compare our GAAP operating results across periods. Such items may include collaboration revenue, stock-based compensation, depreciation and amortization, or one-time charges such as transaction related fees and expenses or restructuring charges and severance costs. A reconciliation of adjusted financial measures to the nearest comparable GAAP financial measure can be found in the notes and table at the end of this press release.

(dollars in thousands)	Three Months Ended June 30,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$33,632	$21,144	$33,632	$21,144
Collaboration revenue	231	1,460	—	—
Total revenue	33,863	22,604	33,632	21,144
Cost of product and service revenue	15,481	10,712	14,735	10,082
Research and development	17,162	15,739	14,469	13,663
Selling, general and administrative	26,855	19,912	21,717	17,066
Adjusted EBITDA	N / A	N / A	$(17,289)	$(19,667)

Non-operating expense, net	(1,385)	(3,374)	(1,385)	(3,374)
Net loss	$(27,020)	$(27,133)	$(18,674)	$(23,041)

	Six Months Ended June 30,
	GAAP		Non-GAAP Adjusted
	2021	2020	2021	2020
Product and service revenue	$65,026	$45,640	$65,026	$45,640
Collaboration revenue	454	3,569	—	—
Total revenue	65,480	49,209	65,026	45,640
Cost of product and service revenue	31,104	21,729	29,762	20,670
Research and development	32,225	33,241	27,042	28,502
Selling, general and administrative	53,654	45,633	42,675	39,534
Adjusted EBITDA	N / A	N / A	$(34,453)	$(43,066)

Non-operating expense, net	(3,229)	(14,363)	(3,229)	(7,220)
Net loss	$(54,732)	$(65,757)	$(37,682)	$(50,286)

Supplemental Information
As a supplement to the table above, we have posted to the investor relations section of our website, at www.nanostring.com, supplemental financial data that includes our adjusted financial measures as compared to the nearest comparable GAAP financial measures, for the second quarter and the six months ended June 30, 2021 and for each quarter of and the full year of 2020.
Conference Call
Management will host a conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Investors and other interested parties can register for the call in advance by visiting http://www.directeventreg.com/registration/event/3414117. After registering, an email confirmation will be sent, including dial-in details and unique conference call codes for entry. Registration is open throughout the call, but to ensure connection for the full call, registration in advance is recommended. The link to the webcast and audio replay will be made available at the Investor Relations website: www.nanostring.com. A replay of the call will be available beginning August 4, 2021 at 7:30pm ET through midnight ET on August 11, 2021. To access the replay, dial (800) 585-8367 or (416) 621-4642 and reference Conference ID: 3414117. The webcast will also be available on our website for one year following the completion of the call.
Non-GAAP, or Adjusted, Financial Information
We believe that the presentation of non-GAAP, or adjusted, financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Reconciliation of adjusted financial measures to the most directly comparable financial result as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of adjusted guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding certain expenses that may be incurred in the future. For further information regarding why we believe that these adjusted measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to “Notes Regarding Non-GAAP Financial Information” at the end of this press release.
About NanoString Technologies, Inc.
NanoString Technologies is a leading provider of life science tools for discovery and translational research. Our nCounter® Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. Our GeoMx® Digital Spatial Profiler enables highly-multiplexed spatial profiling of RNA and protein targets in a variety of sample types. Our technology platforms are designed to facilitate a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. For more information, please visit www.nanostring.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for demand for our products and growth in our business, future revenue growth, the impact of new products and expansion into new markets, the growth trajectory of our nCounter and GeoMx franchises, the anticipated launch of new products and technology, our estimated 2021 operating results and our anticipated GAAP and non-GAAP operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing and product development; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and/or other countries.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Instruments	$11,816	$9,800	$23,561	$19,634
Consumables	17,981	8,369	33,944	19,869
Services	3,835	2,975	7,521	6,137
Total product and service revenue	33,632	21,144	65,026	45,640
Collaboration	231	1,460	454	3,569
Total revenue	33,863	22,604	65,480	49,209
Costs and expenses:
Cost of product and service revenue	15,481	10,712	31,104	21,729
Research and development	17,162	15,739	32,225	33,241
Selling, general and administrative	26,855	19,912	53,654	45,633
Total costs and expenses (a) (b)	59,498	46,363	116,983	100,603
Loss from operations	(25,635)	(23,759)	(51,503)	(51,394)
Other income (expense):
Interest income	231	479	349	1,183
Interest expense	(1,868)	(4,116)	(3,738)	(6,999)
Other income (expense), net	334	332	302	(1,275)
Loss on extinguishment of debt and termination of revolving loan facility	—	—	—	(7,143)
Total other expense, net	(1,303)	(3,305)	(3,087)	(14,234)
Net loss before provision for income taxes	(26,938)	(27,064)	(54,590)	(65,628)
Provision for income tax	(82)	(69)	(142)	(129)
Net loss	$(27,020)	$(27,133)	$(54,732)	$(65,757)
Net loss per share, basic and diluted	$(0.60)	$(0.72)	$(1.22)	$(1.76)
Weighted average shares used in computing basic and diluted net loss per share	45,274	37,785	44,973	37,392

(a) Includes $8.0 million and $3.8 million of stock-based compensation expense for the three months ended June 30, 2021 and 2020, respectively, and $15.4 million and $8.1 million for the six months ended June 30, 2021 and 2020, respectively.

(b) Includes $1.4 million and $1.6 million of depreciation and amortization expense for the three months ended June 30, 2021 and 2020, respectively, and $2.9 million and $2.8 million for the six months ended June 30, 2021 and 2020, respectively.

NANOSTRING TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$160,380	$411,848
Short-term investments	237,638	28,883
Accounts receivable, net	32,046	31,100
Inventory, net	28,697	22,959
Prepaid expenses and other	7,376	4,190
Total current assets	466,137	498,980
Property and equipment, net	21,531	20,828
Operating lease right-of-use assets	19,930	21,492
Other assets	5,460	2,895
Total assets	$513,058	$544,195
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,963	$5,313
Accrued liabilities	5,526	4,970
Accrued compensation and other employee benefits	14,277	15,262
Customer deposits	1,482	1,631
Deferred revenue, current portion	6,383	5,610
Operating lease liabilities, current portion	4,492	4,313
Total current liabilities	43,123	37,099
Deferred revenue, net of current portion	2,450	1,843
Long-term debt, net	224,424	172,703
Operating lease liabilities, net of current portion	23,334	25,602
Total liabilities	293,331	237,247
Total stockholders’ equity	219,727	306,948
Total liabilities and stockholders’ equity	$513,058	$544,195

Notes Regarding Non-GAAP Financial Information. In addition to our results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe certain non-GAAP, or adjusted, measures are useful in evaluating our operating performance. We use adjusted financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted financial measures, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, adjusted financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted financial measures as tools for comparison. A reconciliation is provided below for adjusted financial measures to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP, or adjusted, financial measures as analytical tools. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these adjusted financial measures to their most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.
Expenses excluded from non-GAAP, or adjusted, cost of product and service revenue, research and development expense and selling, general and administrative expense. We exclude stock-based compensation expense and depreciation and amortization expense, which are non-cash expenses, from certain of our adjusted financial measures because we believe that excluding such items provides meaningful supplemental information regarding operational performance. We exclude reorganization and restructuring costs, certain expenses related to collaborations and recoveries of certain previously remitted state and local taxes from certain of our adjusted financial measures because such expenses have no direct correlation to the continuing operation of our business as such expenses are non-recurring or non-operating in nature, and therefore we believe excluding these items provides meaningful supplemental information regarding operational performance.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss adjusted for collaboration revenue, stock-based compensation expense, depreciation and amortization, net interest expense, other non-operating expense or income, provision for income tax and other special items as determined by management, including loss on extinguishment of debt, reorganization and restructuring costs, certain expenses related to collaborations and recoveries of certain previously remitted state and local taxes.

Reconciliation of Adjusted EBITDA ($ in thousands)

	Three Months Ended June 30,
	2021	2020
Net loss - GAAP	$(27,020)	$(27,133)
Collaboration revenue	(231)	(1,460)
Stock-based compensation[1]	7,989	3,791
Depreciation and amortization[2]	1,439	1,601
Interest expense, net	1,637	3,637
Other expense, net	(334)	(332)
Provision for income tax	82	69
Certain collaboration agreement expenses[4]	45	160
Recovery of certain previously remitted state and local taxes[5]	(896)	—
Adjusted EBITDA - non-GAAP	$(17,289)	$(19,667)

	Six Months Ended June 30,
	2021	2020
Net loss - GAAP	$(54,732)	$(65,757)
Collaboration revenue	(454)	(3,569)
Stock-based compensation[1]	15,405	8,094
Depreciation and amortization[2]	2,880	2,814
Interest expense, net	3,389	5,816
Other expense, net	(302)	1,275
Loss on extinguishment of debt and termination of revolving loan facility	—	7,143
Provision for income tax	142	129
Reorganization and restructuring charges[3]	—	629
Certain collaboration agreement expenses[4]	115	360
Recovery of certain previously remitted state and local taxes[5]	(896)	—
Adjusted EBITDA - non-GAAP	$(34,453)	$(43,066)
1 For the three months ended June 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.6 million, $1.7 million and $5.7 million, respectively. For the three months ended June 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.3 million, $1.0 million and $2.6 million, respectively. For the six months ended June 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $1.0 million, $3.1 million and $11.3 million, respectively. For the six months ended June 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included stock-based compensation expense of $0.5 million, $1.9 million and $5.7 million, respectively.
2 For the three months ended June 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.1 million, $1.0 million and $0.3 million, respectively. For the three months ended June 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.3 million, $1.0 million and $0.3 million, respectively. For the six months ended June 30, 2021, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.3 million, $2.0 million and $0.6 million, respectively. For the six months ended June 30, 2020, our cost of product and service revenue, research and development expenses and selling, general and administrative expenses included depreciation and amortization expense of $0.5 million, $1.9 million and $0.4 million, respectively.
3 For the six months ended June 30, 2020, our research and development expenses included reorganization and restructuring charges of $0.6 million.
4 For the three months ended June 30, 2021, expenses related to certain of our collaboration agreements were not material. For the three months ended June 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.2 million. For the six months ended June 30, 2021, our research and development expenses included expenses related to certain of our collaboration agreements of $0.1 million. For the six months ended June 30, 2020, our research and development expenses included expenses related to certain of our collaboration agreements of $0.4 million.
5 For the three and six months ended June 30, 2021, our selling, general and administrative expenses included recoveries related to certain previously remitted state and local taxes of $0.9 million.